                                                                      EXHIBIT 21

                             MURPHY OIL CORPORATION

                PARENTS AND SUBSIDIARIES AS OF DECEMBER 31, 1994


                                                                      Percentage
                                                                       of Voting
                                                                      Securities
                                                  State or Other       Owned by
                                                   Jurisdiction        Immediate
          Name of Company                        of Incorporation       Parent
---------------------------------------          ----------------     ----------
Murphy Oil Corporation (REGISTRANT)
  A. Deltic Farm & Timber Co., Inc.                    Arkansas         100.0
     1. Chenal Properties, Inc.                        Arkansas         100.0
     2. Deltic Timber Purchasers, Inc.                 Arkansas         100.0
  B. El Dorado Engineering Inc.                        Delaware         100.0
     1. El Dorado Contractors Inc.                     Delaware         100.0
  C. Murphy Eastern Oil Company                        Delaware         100.0
  D. Murphy Exploration & Production Company
     (formerly Ocean Drilling & Exploration Company)   Delaware         100.0
     1. Canam Offshore A. G.(Switzerland)              Switzerland      100.0
     2. Canam Offshore Limited                         Bahamas          100.0
        a. Odeco Drilling Limited                      Bahamas          100.0
           (1) Odeco Drilling (Africa) Limited S.A.    Panama           100.0
        b. Rimrock Offshore Limited                    Bahamas          100.0
     3. El Dorado Exploration, S.A.                    Delaware         100.0
     4. Mentor Holding Corporation                     Delaware         100.0
        a. Mentor Excess and Surplus Lines
           Insurance Company                           Delaware         100.0
        b. Mentor Insurance and Reinsurance Company    Louisiana        100.0
        c. Mentor Insurance Limited                    Bermuda           99.993
           (1) Mentor Insurance Company (U.K.)
               Limited                                 England          100.0
           (2) Mentor Underwriting Agents (U.K.)
               Limited                                 England          100.0
     5. MEPCO Venezuela, Ltd.                          Bahamas          100.0
     6. Murphy Building Corporation                    Delaware         100.0
     7. Murphy Denmark Oil Company                     Delaware         100.0
     8. Murphy Ecuador Oil Company Ltd.                Bermuda          100.0
     9. Murphy Equatorial Guinea Oil Company           Delaware         100.0
    10. Murphy France Oil Company                      Delaware         100.0
    11. Murphy Ireland Oil Company                     Delaware         100.0
    12. Murphy Italy Oil Company                       Delaware         100.0
    13. Murphy Myanmar Oil Company S.A.                Panama           100.0
    14. Murphy New Zealand Oil Company                 Delaware         100.0
    15. Murphy Overseas Ventures Inc.                  Delaware         100.0
    16. Murphy Pacific Rim, Ltd.                       Bahamas          100.0
    17. Murphy Pakistan Oil Company                    Delaware         100.0
    18. Murphy Peru Oil Company, S.A.                  Panama           100.0
    19. Murphy Somali Oil Company                      Delaware         100.0
    20. Murphy-Spain Oil Company                       Delaware         100.0
    21. Murphy Western Oil Company                     Delaware         100.0
    22. Murphy Yemen Oil Company                       Delaware         100.0
    23. Norske Murphy Oil Company                      Delaware         100.0
    24. Norske Ocean Exploration Company               Delaware         100.0
    25. Ocean Exploration Company                      Delaware         100.0
    26. Ocean France Oil Company                       Delaware         100.0
    27. Ocean Gabon Oil Company                        Delaware         100.0
    28. Ocean International Finance Corporation        Delaware         100.0
    29. Ocean Spain Oil Company                        Delaware         100.0


                                    Ex. 21-1

                                                             EXHIBIT 21 (Contd.)

                             MURPHY OIL CORPORATION

           PARENTS AND SUBSIDIARIES AS OF DECEMBER 31, 1994 (Contd.)


                                                                      Percentage
                                                                       of Voting
                                                                      Securities
                                                  State or Other       Owned by
                                                   Jurisdiction        Immediate
          Name of Company                        of Incorporation       Parent
---------------------------------------          ----------------     ----------
Murphy Oil Corporation (REGISTRANT) - Contd.
  D. Murphy Exploration & Production Company -
     Contd.
    30. Odeco Gabon Oil Company                        Delaware         100.0
    31. Odeco International Corporation                Panama           100.0
    32. Odeco Italy Oil Company                        Delaware         100.0
    33. Sub Sea Offshore (M) Sdn. Bhd.                 Malaysia          50.0
  E. Murphy Oil Company, Ltd.                          Canada           100.0
     1. 340236 Alberta Ltd.                            Canada           100.0
     2. Manito Pipelines Ltd.                          Canada            52.5
     3. Murphy Atlantic Offshore Oil Company Ltd.      Canada           100.0
     4. Wascana Pipe Line Ltd.                         Canada           100.0
  F. Murphy Oil USA, Inc.                              Delaware         100.0
     1. Arkansas Oil Company                           Delaware         100.0
     2. Murphy Gas Gathering Inc.                      Delaware         100.0
     3. Murphy Latin America Refining & Marketing,
        Inc.                                           Delaware         100.0
     4. Murphy LOOP, Inc.                              Delaware         100.0
     5. Murphy Oil Trading Company (Eastern)           Delaware         100.0
     6. Spur Oil Corporation                           Delaware         100.0
  G. Murphy Ventures Corporation                       Delaware         100.0
  H. New Murphy Oil (UK) Corporation                   Delaware         100.0
     1. Murphy Petroleum Limited                       England          100.0
        a. Murco Petroleum Limited                     England          100.0
           (1) Alnery No. 166 Ltd.                     England          100.0
           (2) European Petroleum Distributors Ltd.    England          100.0
           (3) H. Hartley (Doncaster) Ltd.             England          100.0
           (4) Murco Petroleum (Ireland) Ltd.          Ireland          100.0


                                    Ex. 21-2